UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2023

($ in thousands)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$18,843	$52,407	$(20,000)	2a.	$(29,992)	3a.	$21,258
Accounts receivable, net	191,758	186,747	(5,797)	2f.	—		372,708
Other current assets	27,129	31,740	—		—		58,869
Total current assets	237,730	270,894	(25,797)		(29,992)		452,835

Property and equipment, net of accumulated depreciation and amortization	258,248	76,745	2,488	2b.	—		337,481
Operating lease right-of-use assets	134,726	198,627	26,515	2b.	—		359,868
Goodwill	356,763	530,479	529,688	2c.	—		1,416,930
Other acquired intangibles, net of accumulated amortization	146,710	757,714	357,379	2c.	—		1,261,803
Other assets	56,404	12,092	—		—		68,496
Total assets	$1,190,581	$1,846,551	$890,273		$(29,992)		$3,897,413

Liabilities
Current liabilities:
Accounts payable	$45,702	$33,205	$(5,797)	2f.	$—		$73,110
Accrued expenses	56,552	66,754	163,002	2e.	(188,734)	3a.	97,574
Other current liabilities	21,619	8,618	—		—		30,237
Current portion of debt and finance lease obligations	15,053	16,718	(3,973)	2b.	(15,290)	3b.	12,508
Current portion of operating lease liabilities	51,515	46,084	(41,357)	2b.	—		56,242
Current portion of contingent consideration	—	53,588	—		—		53,588
Total current liabilities	190,441	224,967	111,875		(204,024)		323,259

Finance lease obligations, less current portion	23,387	8,466	6,461	2b.	—		38,314
Long-term debt, less current portion and debt issuance costs	118,857	1,415,855	115,046	3b., 2i.	174,362	3b.	1,824,120
Operating lease liabilities, less current portion	87,938	177,917	42,499	2b.	—		308,354
Contingent consideration liability, less current portion	—	1,284	13,270	2a.	—		14,554
Other long-term liabilities	50,966	2,906	—		—		53,872
Deferred income taxes	53,292	25,395	97,002	2b.	—		175,689

Shareholders’ equity:
Preferred stock, $0.01	—	—	—		—		—
Series B Preferred units, $10.00 par value	—	—	44	2b.	—		44
Series C Preferred units, $10.00 par value	—	—	12	2b.	—		12
Common stock, $0.01 par value	257	—	7	2b.	—		264
Additional paid-in capital	280,640	—	256,424	2b.	—		537,064
Members’ equity	—	153,365	(153,365)	2b.	—		—
Accumulated other comprehensive loss	—	(5,792)	5,792	2b.	—		—
Retained earnings	384,803	(157,812)	(5,190)	2b.	(330)	3b.	221,471
Total shareholders’ equity attributable to Forward Air Corporation	665,700	(10,239)	103,724		(330)		758,855
Noncontrolling interest	—	—	400,396	2d.			400,396
Total shareholders’ equity	665,700	(10,239)	504,120		(330)		1,159,251
Total liabilities and shareholders’ equity	$1,190,581	$1,846,551	$890,273		$(29,992)		$3,897,413

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues:	$1,242,695	$999,090	$(28,620)	2f.	$—		$2,213,165

Operating expenses:
Purchased transportation	557,626	596,516	(28,620)	2f.	—		1,125,522
Salaries, wages and employee benefits	254,365	207,784	—		—		462,149
Operating leases	76,094	74,823	—		—		150,917
Depreciation and amortization	43,654	45,330	41,919	2c.	—		130,903
Insurance and claims	40,768	—	—		—		40,768
Fuel expense	16,975	—	—		—		16,975
Change in fair value of contingent consideration	—	12,320	—		—		12,320
Other operating expenses	157,000	111,316	—		—		268,316
Total operating expenses	1,146,482	1,048,089	13,299		—		2,207,870
Income (loss) from operations:	96,213	(48,999)	(41,919)		—		5,295

Other expense:
Interest expense, net	(7,595)	(122,076)	—		(19,831)	3c.	(149,502)
Other income	—	596	—		—		596
Foreign exchange gain (loss)	—	(270)	—		—		(270)
Total other expense	(7,595)	(121,750)	—		(19,831)		(149,176)
Income (loss) before income taxes	88,618	(170,749)	(41,919)		(19,831)		(143,881)
Income tax expense (benefit)	23,011	426	(47,751)	2g.	(3,887)	2g.	(28,201)
Net income (loss)	65,607	(171,175)	5,832		(15,944)		(115,680)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(35,294)	2d.	—		(35,294)
Net income (loss) attributable to Forward common shareholders	$65,607	$(171,175)	$41,126		$(15,944)		$(80,386)

Net income per share
Basic	$2.51						$(3.01)
Diluted	$2.50						$(3.01)

Weighted-average number of common shares outstanding
Basic	25,995						26,695
Diluted	26,096						26,695

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues:	$1,492,203	$1,406,784	$(30,879)	2f.	$—		$2,868,108

Operating expenses:
Purchased transportation	693,648	954,296	(30,879)	2f.	—		1,617,065
Salaries, wages and employee benefits	263,194	190,667	—		—		453,861
Operating leases	71,097	53,274	—		—		124,371
Depreciation and amortization	34,994	37,267	46,199	2c.	—		118,460
Insurance and claims	37,257	—	—		—		37,257
Fuel expense	20,951	—	—		—		20,951
Change in fair value of contingent consideration	—	11,924	—		—		11,924
Other operating expenses	166,501	91,134	203,960	2e.	—		461,595
Total operating expenses	1,287,642	1,338,562	219,280		—		2,845,484
Income (loss) from operations:	204,561	68,222	(250,159)		—		22,624

Other expense:
Interest expense, net	(3,521)	(66,130)	—		(79,727)	3c.	(149,378)
Other income	—	3,045	—		—		3,045
Foreign exchange gain (loss)	—	5,871	—		—		5,871
Total other expense	(3,521)	(57,214)	—		(79,727)		(140,462)
Income (loss) before income taxes	201,040	11,008	(250,159)		(79,727)		(117,838)
Income tax expense (benefit)	50,791	2,500	(60,029)	2g.	(14,096)	2g.	(20,834)
Net income (loss)	150,249	8,508	(190,130)		(65,631)		(97,004)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(29,596)	2d.	—		(29,596)
Net income (loss) attributable to Forward common shareholders	$150,249	$8,508	$(160,534)		$(65,631)		$(67,408)

Net income per share:
Basic	$5.56						$(2.45)
Diluted	$5.53						$(2.45)

Weighted-average number of common shares outstanding:
Basic	26,864						27,564
Diluted	26,999						27,564

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED December 31, 2022

(Amounts in thousands, except per share data)

	Historical		Pro Forma Adjustments
	Forward	Omni	Acquisition Accounting Adjustments		Financing Adjustments		Pro Forma Combined
Operating revenues:	$1,973,403	$1,872,269	$(37,851)	2f.	$—		$3,807,821

Operating expenses:
Purchased transportation	906,549	1,242,341	(37,851)	2f.	—		2,111,039
Salaries, wages and employee benefits	347,970	278,916	—		—		626,886
Operating leases	97,094	82,862	—		—		179,956
Depreciation and amortization	47,386	53,016	59,823	2c.	—		160,225
Insurance and claims	49,759	—	—		—		49,759
Fuel expense	27,583	—	—		—		27,583
Change in fair value of contingent consideration	—	(17,814)	—		—		(17,814)
Other operating expenses	231,086	116,239	203,960	2e.	—		551,285
Total operating expenses	1,707,427	1,755,560	225,932		—		3,688,919
Income (loss) from operations:	265,976	116,709	(263,783)		—		118,902

Other expense:
Interest expense, net	(5,138)	(102,208)	—		(92,283)	3c.	(199,629)
Other income	—	4,517	—		—		4,517
Foreign exchange gain (loss)	—	2,638	—		—		2,638
Total other expense	(5,138)	(95,053)	—		(92,283)		(192,474)
Income (loss) before income taxes	260,838	21,656	(263,783)		(92,283)		(73,572)
Income tax expense (benefit)	67,647	5,657	(69,794)	2g.	(16,689)	2g.	(13,179)
Net income (loss)	193,191	15,999	(193,989)		(75,594)		(60,393)
Less: Net income (loss) attributable to noncontrolling interest	—	—	(18,426)	2d.	—		(18,426)
Net income (loss) attributable to Forward common shareholders	$193,191	$15,999	$(175,563)		$(75,594)		$(41,967)

Net income per share
Basic	$7.17						$(1.53)
Diluted	$7.14						$(1.53)

Weighted-average number of common shares outstanding
Basic	26,783						27,483
Diluted	26,926						27,483

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on and derived from the separate historical financial statements of Forward Air Corporation (“Forward”) and Omni Newco, LLC (“Omni”), after giving effect to the Merger (as defined below), certain pre-closing reorganization transactions consummated in connection therewith and the other Transactions (as defined below), and the assumptions and preliminary pro forma adjustments described below in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been prepared to give effect to the Transactions as if they had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations have been prepared to give effect to the Transactions as if they had occurred on January 1, 2022. All amounts presented within this section are presented in thousands, except per share amounts, unless otherwise noted. As a result of displaying amounts in thousands, rounding differences may exist in the tables in this section.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting based on the guidance in Accounting Standards Codification Topic 805, Business Combinations, under U.S. generally accepted accounting principles (“GAAP”), with Forward as the acquirer of Omni. Accordingly, consideration given by Forward to complete the Merger was allocated to the assets and liabilities of Omni based upon their estimated fair values as of the date of completion of the Merger. Any excess of consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill. As of the date of the pro forma condensed combined financial statements, Forward has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of all purchase consideration or the Omni assets to be acquired and the liabilities to be assumed and the related allocations of purchase price, nor has it completed all analyses of the accounting conclusions under GAAP related to certain consideration or identified all adjustments necessary to conform Omni’s accounting policies to Forward’s accounting policies. A final determination of the fair value of Omni’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of Omni that existed as of the date of completion of the Merger. Accordingly, the unaudited pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed, and such further adjustments from purchase price or conforming accounting adjustments may be material. The preliminary unaudited pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Forward estimated the fair value of Omni’s assets and liabilities based on discussions with Omni’s management, preliminary valuation studies, due diligence and information presented in Omni’s financial statements.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future combined results of operations or financial condition of Forward. Furthermore, no effect has been given in the unaudited pro forma condensed combined statement of operations to synergies and potential cost savings, if any, that may be realized through the combination of the two companies or the costs that may be incurred to achieve those synergies or to integrate the operations of the two companies.

1.The Transactions

On August 10, 2023, Forward entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Clue Opco LLC, a Delaware limited liability company and wholly owned subsidiary of Forward (“Opco”), Clue Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Opco (“Opco Merger Sub”), Omni Newco, LLC (“Omni”) and the other parties thereto. On January 22, 2024, Forward and Omni entered into Amendment No. 1 to the Original Merger Agreement (the “Amendment”; and the Original Merger Agreement as amended thereby, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on January 25, 2024 (the “Closing Date”), Opco Merger Sub merged with and into Omni with Omni surviving the merger as a wholly owned subsidiary of Opco (the “Merger”).

Prior to the consummation of the Merger and to facilitate the issuance of the consideration in connection therewith, Forward completed a restructuring, pursuant to which, among other things, Forward contributed all of its operating assets to Opco. The limited liability company interests of Opco are represented by units (collectively, the “Opco Units”), comprised of Opco Units designated as: “Class A Units”; “Class B Units” (“Opco Class B Units”); “Series C-1 Preferred Units”; and “Series C-2 Preferred Units” (“Opco Series C-2 Preferred Units”).

The consideration payable by Forward in connection with the Merger consisted of a combination of (a) $20,000 in cash (the “Cash Consideration”) and (b) (i) common equity consisting of 700 shares of common stock of Forward, par value $0.01 per share (“Forward Common Stock”), and 4,435 fractional units of a new series of preferred stock of Forward designated as “Series B Preferred Stock” each representing one one-thousandth of a share of Series B Preferred Stock (“Forward Series B Preferred Units”) (each issued with a corresponding Opco Class B Unit) that together represent 5,135 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Common Equity Consideration”) and (ii) non-voting, convertible perpetual preferred equity consideration consisting of 1,210 fractional units of a new series of preferred stock of Forward designated as “Series C Preferred Stock” each representing one one-thousandth of a share of Series C Preferred Stock (“Forward Series C Preferred Units”) and 7,670 Opco Series C-2 Preferred Units and that together represent, subject to approval by Forward’s common shareholders, an additional 8,880 shares of Forward Common Stock on an as-converted and as-exchanged basis (the “Convertible Preferred Equity Consideration”).

In connection with the consummation of the Merger, Forward (a) entered into a new senior secured credit agreement providing for (i) a seven-year senior secured term loan B facility in an aggregate principal amount of $1,125,000 (the “New Term Facility”) and (ii) a five-year senior secured revolving credit facility in an aggregate principal amount of $340,000 (the “New Revolving Credit Facility”; and, together with the New Term Facility, the “New Senior Secured Credit Facilities”) and (b) terminated and refinanced in full (i) Forward’s existing senior unsecured credit facility, consisting of a $150,000 term loan facility and $300,000 revolving credit facility (the “Existing Forward Credit Facilities”) and (ii) Omni’s senior secured first lien credit facility consisting of a $1,200,000 term loan facility and a $80,000 revolving credit facility (the “Existing Omni First Lien Credit Facilities”) and $245,000 second lien secured subordinated term loan facility (the “Existing Omni Second Lien Credit Facilities”; together with the Existing Omni First Lien Credit Facilities, the “Existing Omni Credit Facilities”) using a portion of the net proceeds of the issuance of $725,000 aggregate principal amount of 9.500% Senior Secured Notes due 2031 Clue Opco LLC (as successor to GN Bondco, LLC) (the “Senior Secured Notes” and, together with the New Senior Secured Credit Facilities, the “New Senior Financing”) and the initial borrowings under the New Term Facility, together with cash on hand. The transactions in the immediately preceding sentence are referred to herein as the “Refinancings.”

These pro forma financial statements, reflect the use of the proceeds from the issuance of the $725,000 aggregate principal amount of the Senior Secured Notes (issued at 98.0%) and borrowings under the New Term Facility in the aggregate principal amount of $1,125,000 (issued at 96.0%), together with cash on hand, used to pay the Cash Consideration, to effect the Refinancings and to pay the fees, premiums, expenses and other transaction costs incurred in connection with the Transactions. For the purposes of these pro forma financial statements, Forward has assumed a blended annual effective interest rate on this combined $1,850,000 of New Senior Financing debt of 9.716% (based on the actual interest rate on the Senior Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and an undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum.

The transactions described in this Note 1 are referred to as the “Transactions.”

2.Acquisition Accounting Adjustments

a.Estimated Purchase Price

Estimated Merger purchase price consideration of approximately $2,180,749, net of cash acquired of $52,407, consists of $20,000 of cash, the estimated fair value of contingent consideration in respect of the Tax Receivable Agreement (defined below), the estimated fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration and the extinguishment of the Existing Omni Credit Facilities. The fair value of the Common Equity Consideration and the Convertible Preferred Equity Consideration portions of the purchase price reflect the market price per share of Forward’s Common Stock on the Closing Date. The value of the estimated Merger purchase price consideration will change based on fluctuations in the share price of Forward’s Common Stock.

On the Closing Date, a Tax Receivable Agreement (the “Tax Receivable Agreement”) was entered into by Forward, Opco, existing direct and certain indirect equity holders of Omni (“Omni Holders”) and certain other parties, which sets forth the agreement among holders regarding the sharing of certain tax benefits realized by Forward as a result of the Transactions. Under the Tax Receivable Agreement, Forward is generally obligated to pay certain Omni Holders 83.5% of (a) the total tax benefit that Forward realizes as a result of increases in tax basis in Opco’s assets resulting from certain actual or deemed distributions and the future exchange of units of Opco for shares of securities of Forward (or cash), (b) certain pre-existing tax attributes of certain Omni Holders that are corporate entities for tax purposes, (c) the tax benefits that Forward realizes from certain tax allocations that correspond to items of income or gain required to be recognized by certain Omni Holders, and (d) other tax benefits attributable to payments under the Tax Receivable Agreement. The estimated purchase price assumes that $24,377 of Forward Series B Preferred Units (each issued with a corresponding Opco Class B Unit) will be exchanged by Omni Holders for Forward Common Stock. Therefore, an initial tax receivable contingent liability was established. After the Closing Date, the effect of each exchange of Forward Series B Preferred Units (together with corresponding Opco Class B Units) may result in an adjustment to the deferred tax balances and the tax receivable liability. Forward is not able to anticipate the expected timing of, or quantify the dollar amount of, the payments under the Tax Receivable Agreement. The timing and amount of the payments will depend on a variety of factors, including, but not limited to (1) the amount and timing of future exchanges, and the extent to which these exchanges are taxable, (2) the price per share of Forward Common Stock at the time of an exchange, (3) the amount and timing of future income against which to offset the potential tax benefits resulting from the subsequent exchange and (4) the tax laws in effect.

The following table summarizes the components of the estimated purchase price paid and issued to the Omni Holders:

Cash Consideration	$20,000
Contingent consideration(1)	13,270

Forward Common Stock issued	700
Forward Series B Preferred Units issued (each issued with a corresponding Opco Class B Unit)	4,435
Forward Series C Preferred Units issued	1,210
Opco Series C-2 Preferred Units Issued	7,670

Total shares of Forward Common Stock issued on an as-converted and as-exchanged basis	14,015
Forward’s share price(2)	$46.87
Equity portion of purchase price	$656,883
Extinguishment of Existing Omni’s Credit Facilities	1,543,003

Less: cash acquired	(52,407)

Total estimated purchase price consideration, net of cash acquired	$2,180,749

(1) Represents the estimated fair value of the tax receivable liability. Estimated fair value was calculated using the estimated undiscounted cash flow payments payable by Forward under the Tax Receivable Agreement and a discount rate of 9.00%.

(2) Represents the share price of Forward Common Stock as of the Closing Date.

b.Preliminary Purchase Price Allocation

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets acquired and liabilities assumed related to Omni, with the excess recorded as goodwill. The following table summarizes the preliminary allocation of the estimated purchase price:

Accounts receivable	$186,747
Other current and noncurrent assets	43,832
Property and equipment(1)	79,233
Operating lease right-of-use assets(1)	225,142
Identifiable intangible assets	1,115,093
Goodwill	1,060,167
Total assets acquired	2,710,214
Accounts payable and accrued expenses	99,959
Finance lease obligations(1)	15,570
Operating lease liabilities(1)	225,143
Contingent consideration(2)	54,872
Deferred income taxes(1)	122,397
Other liabilities	11,524
Total liabilities assumed	529,465
Net assets acquired, net of cash	$2,180,749

(1) Reflects an adjustment to the book value based on preliminary estimates of fair value.
(2) Reflects the contingent consideration in the amount of $54,872 estimated at fair value in Omni’s historical financial statements.

The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price allocation will be determined when Forward has completed the detailed valuations and necessary calculations. The final amounts allocated to Omni assets and liabilities could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary impact on shareholder’s equity of the combined entity. The following table summarizes the pro forma adjustments to shareholders equity:

	As of September 30, 2023
	Eliminate Historical Omni Equity(1)	Record the Combination Consideration	Other Equity Adjustments(2)	Total Pro Forma Adjustment
Preferred stock	$—	$—	$—	$—
Series B Preferred units	—	44	—	44
Series C Preferred units	—	12	—	12
Common stock	—	7	—	7
Additional paid-in capital	—	256,424	—	256,424
Members’ equity	(153,365)	—	—	(153,365)
Accumulated other comprehensive loss	5,792	—	—	5,792
(Accumulated deficit) retained earnings	157,812	—	(163,002)	(5,190)
Subtotal-shareholders’ (deficit) equity	$10,239	$256,487	$(163,002)	$103,724

(1) Represents the elimination of historical Omni shareholders’ (deficit) equity.
(2) Includes the estimated transaction costs that are not expected to recur beyond twelve months after the Closing Date.

c.Intangible Assets and Amortization Expense

The unaudited pro forma condensed combined financial statements have been adjusted to reflect the estimated fair value of acquired identifiable intangible assets and to adjust amortization expense accordingly. The following table summarizes the pro forma adjustments for intangible assets and amortization expense:

		Estimated Amortization Expense
	Preliminary Estimated Fair Value	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022	For the Twelve Months Ended December 31, 2022
Acquired identifiable intangible assets(1)	$1,115,093	$76,921	$76,921	$102,561
Goodwill	1,060,167
Less: Omni’s historical identifiable intangible assets	(757,714)	(35,002)	(30,722)	(42,738)
Less: Omni’s historical goodwill	(530,479)
Pro forma adjustment	$887,067	$41,919	$46,199	$59,823

(1) Adjustment to amortization expense was determined using the straight-line method over an estimated useful life of ranging from five to twelve years.

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amount Forward will calculate after completing a detailed valuation analysis. As a result, the financial estimates of fair value and estimated useful lives after completing such analysis may be materially different from the preliminary estimates presented herein.

d.Noncontrolling Interest Adjustment

The noncontrolling interest adjustment to the unaudited pro forma condensed combined financial statements represents Omni Holders’ interest of 30.5% in Opco. Opco is structured as an umbrella partnership C corporation through which Omni Holders hold a portion of the purchase price equity consideration in the form of units that are ultimately exchangeable for Forward Common Stock. Opco issued 4,435 Opco Class B Units and 7,670 Opco Series C-2 Preferred Units to Omni Holders in connection with the Transactions.

e.Transaction Cost Adjustment

The transaction cost adjustment to the unaudited pro forma condensed combined financial statements represents Omni’s and Forward’s estimated acquisition-related costs of $203,960 that are not expected to recur beyond twelve months after the Closing Date. As of September 30, 2023, Forward’s and Omni’s historical condensed balance sheets reflected a combined accrued expense in the amount of $25,732 for transaction costs.

f.Intercompany Pro Forma Adjustments

The intercompany pro forma adjustments to the unaudited pro forma condensed combined financial statements represent the transactions between Forward and Omni that would be eliminated in combination.

g.Income Tax Adjustments

The income tax adjustments to the unaudited pro forma condensed combined financial statements represent the income tax expense of Forward after the consideration of its interest in Opco. The rates of 19.6% for the nine months ended September 30, 2023, 17.7% for the nine months ended September 30, 2022 and 18.1% for the twelve months ended December 31, 2022 represent the pro forma combined income tax expense for the pro forma combined entity and differ from the statutory rate primarily as a result of no taxes recorded on the portion of the domestic pre-tax income that is allocated to Opco.

h.Reclassifications

Certain reclassifications have been made to amounts in the Omni historical financial information to conform to the Forward financial statement presentation. The table below summarizes the reclassifications:

Reclassifications in the unaudited pro forma condensed combined balance sheet

	As of September 30, 2023
	Before Reclassification	Reclassification		After Reclassification
Prepaid expenses and other assets	$28,523	$(28,523)	(i)	$—
Other current assets	—	31,740	(i)	31,740
Accrued expenses and other	72,155	(72,155)	(ii)	—
Accrued expenses	—	66,754	(ii)	66,754
Other current liabilities	—	8,618	(ii)	8,618
Long-term debt, less current portion	1,424,321	(1,424,321)	(iii)	—
Finance lease obligations, less current portion	—	8,466	(iii)	8,466
Long-term debt, less current portion and debt issuance costs	—	1,415,855	(iii)	1,415,855

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Nine Months Ended September 30, 2023
	Before Reclassification	Reclassification		After Reclassification
Operating revenues	$998,858	$232	(iv)	$999,090
Selling, general and administrative	390,120	(390,120)	(iv)	—
Salaries, wages and employee benefits	—	207,784	(iv)	207,784
Operating leases	—	74,823	(iv), (v)	74,823
Depreciation and amortization	48,901	(3,571)	(v)	45,330
Other operating expenses	—	111,316	(iv)	111,316

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Nine Months Ended September 30, 2022
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$332,942	$(332,942)	(vi)	$—
Salaries, wages and employee benefits	—	190,667	(vi)	190,667
Operating leases	—	53,274	(vi), (vii)	53,274
Depreciation and amortization	39,400	(2,133)	(vii)	37,267
Other operating expenses	—	91,134	(vi)	91,134

Reclassifications in the unaudited pro forma condensed combined statement of operations

	For the Twelve Months Ended December 31, 2022
	Before Reclassification	Reclassification		After Reclassification
Selling, general and administrative	$474,850	$(474,850)	(viii)	$—
Salaries, wages and employee benefits	—	278,916	(viii)	278,916
Operating leases	—	82,862	(viii), (ix)	82,862
Depreciation and amortization	56,183	(3,167)	(ix)	53,016
Other operating expenses	—	116,239	(ix)	116,239

(i) Represents the reclassification of Prepaid expenses and other assets as reflected in Omni’s historical balance sheet as of September 30, 2023 to Other current assets to conform to Forward’s historical balance sheet presentation.

(ii) Represents the reclassification of Accrued expenses and other as reflected in Omni’s historical balance sheet as of September 30, 2023 to Accrued expenses and Other current liabilities to conform to Forward’s historical balance sheet presentation.

(iii) Represents the reclassification of Long-term debt, less current portion as reflected in Omni's historical balance sheet as of September 30, 2023 to Finance lease obligations, less current portion and Long term debt, less current portion and debt issuance costs to conform to Forward's historical balance sheet presentation.

(iv) Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the nine months ended September 30, 2023 to Operating revenues, Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(v) Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni’s historical statement of operations for the nine months ended September 30, 2023 to Operating leases to conform to Forward’s historical statement of operations presentation.

(vi) Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the nine months ended September 30, 2022 to Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(vii) Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni’s historical statement of operations for the nine months ended September 30, 2022 to Operating leases to conform to Forward’s historical statement of operations presentation.

(viii) Represents the reclassification of Selling, general and administrative as reflected in Omni’s historical statement of operations for the twelve months ended December 31, 2022 to Salaries, wages and employee benefits, Operating leases and Other operating expenses to conform to Forward’s historical statement of operations presentation.

(ix) Represents the reclassification of Amortization expense relating to the right of use assets from Depreciation and amortization as reflected in Omni’s historical statement of operations for the twelve months ended December 31, 2022 to Operating leases to conform to Forward’s historical statement of operations presentation.

i.Debt Adjustment

The debt adjustment to the unaudited pro forma condensed combined financial statements represents the change in the Existing Omni Credit Facilities between September 30, 2023 and the Closing Date of $90,870.

3.Financing Adjustments

The unaudited pro forma condensed combined financial statements reflect the following adjustments related to the financing, the proceeds of which were used in part to fund the Transactions:

a.Adjustments to Cash

As of September 30, 2023
Repayment of Existing Omni Credit Facilities	$(1,452,133)
Repayment of Existing Forward Credit Facilities	(122,375)
Gross proceeds of Senior Secured Notes(1)	710,500
Gross proceeds of borrowings under the New Term Facility(1)	1,080,000
Cash paid for fees related to the Senior Secured Notes, New Term Facility and New Revolving Credit Facility	(57,250)
Cash paid for transaction costs	(188,734)
Total adjustment to cash	$(29,992)

(1) Amount reflects the Senior Secured Notes issued with an original issue discount of 98.0% and borrowings under the New Term Facility issued with an original issue discount of 96.0%.

b.Adjustments to Long-Term Debt

As of September 30, 2023
Current portion of debt:
Extinguishment of Existing Omni Credit Facilities	$(12,102)
Extinguishment of Existing Forward Credit Facilities	(3,188)
Total adjustments to current portion of debt	$(15,290)
Long-Term Debt, net of current portion:
Extinguishment of Existing Omni Credit Facilities	(1,440,031)
Extinguishment of Existing Forward Credit Facilities	(119,187)
Record noncurrent portion of the Senior Secured Notes(1)	725,000
Record noncurrent portion of the New Term Facility(1)	1,125,000
Less: debt issuance costs and debt discount(2)	(116,420)
Pro forma adjustment to noncurrent portion of debt	$174,362

(1) Debt obligations are classified as noncurrent debt based on the average term of seven years.
(2) Amount reflects the extinguishment of the debt issuance costs of the Existing Forward Credit Facilities of $330 offset by the aggregate debt issuance costs incurred with the Senior Secured Notes, the New Term Facility and the New Revolving Credit Facility of $57,250 and issuance of discounts on the Senior Secured Notes and the borrowings under the New Term Facility of $14,500 and $45,000, respectively.

c.Adjustments to Interest Expense

	Nine Months Ended	Nine Months Ended	Twelve Months Ended
	September 30, 2023	September 30, 2022	December 31, 2022
Interest expense for the Senior Secured Notes, New Term Facility and New Revolving Credit Facility(1)	$136,314	$136,314	$181,752
Amortization of debt issuance costs(2)	6,338	6,338	8,451
Amortization of debt discount(3)	6,181	6,181	8,241
Total interest expense	148,833	148,833	198,444
Less: Omni’s historical interest expense and amortization of debt issuance costs	(121,974)	(65,888)	(101,371)
Less: Forward’s historical interest expense and amortization of debt issuance costs	(7,028)	(3,218)	(4,790)
Pro forma adjustment to interest expense	$19,831	$79,727	$92,283

(1) Adjustment is based on a blended annual interest rate of 9.716% (based on the actual interest rate on the Senior Secured Notes and the initial interest rate applicable to borrowings under the New Term Facility) and the undrawn fee in respect of the New Revolving Credit Facility of 0.50% per annum. None of the New Revolving Credit Facility has been drawn.

(2) Debt issuance costs are amortized on a straight-line basis over a weighted-average period of seven years.
(3) Debt discount is amortized on a straight-line basis over a weighted-average period of seven years.